UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 29, 2007

IONATRON, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3716 East Columbia, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2007, the Compensation Committee of the Board of Directors of the Company (the “Committee”):

●
awarded a cash bonus of $125,000 to Dana A. Marshall, Chairman, Chief Executive Officer and President of the Company, $40,000 to Kenneth M. Wallace, Chief Financial Officer of the Company, $40,000 to Steven McCahon, Executive Vice President - Engineering of the Company, and $50,000 to Joseph Hayden, Executive Vice President - Programs of the Company.

●
awarded 45,000 shares of restricted stock to each of Messrs. Wallace, McCahon and Hayden. The restricted stock grants vest as to 13,500 shares on December 1, 2008, 2009 and 2010. Vesting of the remaining 4,500 shares awarded to each individual vest upon the achievement of certain specified performance targets.

●	set the annual base salary of Mr. Marshall at $350,000 effective October 1, 2007.

●	set the annual base salaries of Mr. McCahon at $235,000 and Mr. Hayden at $225,000 effective December 3, 2007.

On December 3, 2007, the Board of Directors named Dana A. Marshall to the additional title of Chairman. Mr. Marshall will also continue to serve as the Company’s Chief Executive Officer and President. David Hurley will now serve as Lead Independent Director.

On December 3, 2007, Kenneth M. Wallace, was appointed to the additional office of Principal Accounting Officer, replacing Stephen A. McCommon in that capacity. The Company is negotiating a separation and transition agreement with Mr. McCommon.

Information regarding Mr. Wallace’s business experience is incorporated by reference from the caption “Directors and Executive Officers” of the Company’s definitive proxy statement filed with the SEC on August 9, 2007, and information regarding Mr. Wallace’s employment agreement is incorporated by reference to the description of the Company’s employment with Mr. Wallace dated October 26, 2007 contained in Item 5.02 of the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IONATRON, INC.
(Registrant)

By: /s/ Kenneth Wallace
Kenneth Wallace
Chief Financial Officer

Date: December 3, 2007